UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_____________________

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2014

Preferred Apartment Communities, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-34995	27-1712193
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3625 Cumberland Boulevard, Suite 1150, Atlanta, Georgia	30339
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 818-4100

_____________________ (Former name or former address, if changed since last report)
_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On July 28, 2014, Preferred Apartment Communities, Inc. (the "Company") filed a Current Report on Form 8-K dated July 25, 2014 with regard to Preferred Apartment Communities Operating Partnership, L.P. ("PAC-OP") entering into an Agreement of Purchase and Sale (the "Purchase Agreement") with Sandstone Overland Park, LLC; Estancia Dallas, LLC; Stoneridge Nashville, LLC; and Vineyards Houston, LLC (each a "Seller" and collectively, the "Sellers") to acquire a fee simple interest in a 364-unit multifamily community on approximately 29.3 acres in Kansas City, Kansas ("Sandstone"), a fee simple interest in a 300-unit multifamily community on approximately 15.0 acres in Dallas, Texas ("Estancia"), a fee simple interest in a 364-unit multifamily community on approximately 30.5 acres in Nashville, Tennessee ("Stoneridge") and a fee simple interest in a 369-unit multifamily community on approximately 31.5 acres in Houston, Texas ("Vineyards", and together with Sandstone, Estancia and Stoneridge, each an "Acquired Community" and collectively, the "Acquired Communities") for an aggregate purchase price of approximately $181.7 million, exclusive of acquisition-related and financing-related transaction costs. The Company is the general partner of, and owner of an approximate 99.2% interest in, PAC-OP. The Company hereby amends the Current Report on Form 8-K dated July 25, 2014 to voluntarily provide financial information related to its acquisition of the Acquired Communities prior to completing the acquisition.

Item 9.01    Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired.

Independent Auditor's Report	F-1
Combined Statements of Revenues and Certain Expenses for the year ended December 31, 2013 and the six months ended June 30, 2014 (unaudited)	F-2
Notes to Combined Statements of Revenues and Certain Expenses	F-3

(b)	Pro Forma Financial Information.

Unaudited Pro Forma Consolidated Financial Statements	F-5
Unaudited Pro Forma Consolidated Balance Sheet dated June 30, 2014	F-6
Unaudited Pro Forma Consolidated Statements of Operations for the year ended December 31, 2013 and the six months ended June 30, 2014	F-7
Notes to Unaudited Pro Forma Consolidated Financial Statements	F-9

(c)    Exhibits

23.1	Consent of CohnReznick LLP

Independent Auditor's Report
To the Member
Estancia Dallas, LLC, Sandstone Overland Park, LLC, Stoneridge Nashville, LLC, and
Vineyards Houston, LLC

We have audited the accompanying combined statements of revenues and certain expenses (the "Historical Summaries") of four apartment complexes located in Texas, Kansas, and Tennessee (together, "the Companies"), for the year ended December 31, 2013, and the related notes to the Historical Summaries.

Management's Responsibility for the Historical Summaries

Management is responsible for the preparation and fair presentation of the Historical Summaries in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the Historical Summaries that is free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on the Historical Summaries based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summaries are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the Historical Summaries. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the Historical Summaries, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the Historical Summaries in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the Historical Summaries. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Opinion

In our opinion, the Historical Summaries referred to above present fairly, in all material respects, the combined revenues and certain expenses of the Companies for the year ended December 31, 2013, in conformity with accounting principles generally accepted in the United States of America.

Emphasis of Matter

We draw attention to Note 2 to the Historical Summaries, which describes that the accompanying Historical Summaries were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the filing of Form 8-K/A of Preferred Apartment Communities, Inc.) and are not intended to be a complete presentation of the Companies' revenues and expenses. Our opinion is not modified with respect to this matter.

/s/ CohnReznick LLP

Bethesda, Maryland
September 17, 2014

Estancia Dallas, LLC, Sandstone Overland Park, LLC,
Stoneridge Nashville, LLC, and Vineyards Houston, LLC

Combined Statements of Revenues and Certain Expenses For the year ended December 31, 2013 and Six months ended June 30, 2014 (unaudited)

	Six Months Ended June 30, 2014	Twelve months ended December 31, 2013

Revenues
Rental income	$8,907,989	$16,520,526
Vacancies and concessions	(607,965)	(1,106,850)
Other operating income	977,053	1,980,324

Total revenues	9,277,077	17,394,000

Certain expenses
Salaries and employee benefits	803,910	1,617,055
Repairs and maintenance	583,387	952,710
Utilities	690,058	1,302,623
Property management fee	269,785	518,770
Real estate taxes	1,005,000	2,017,515
Property insurance	250,464	486,134
Miscellaneous operating expenses	468,149	823,423

Total certain expenses	4,070,753	7,718,230

Revenues in excess of certain expenses	$5,206,324	$9,675,770

See Notes to Combined Statements of Revenues and Certain Expenses.

Estancia Dallas, LLC, Sandstone Overland Park, LLC,
Stoneridge Nashville, LLC, and Vineyards Houston, LLC

Notes to the Combined Statements of Revenues and Certain Expenses
For the year ended December 31, 2013 and
Six months ended June 30, 2014 (unaudited)

Note 1 -    Organization
Estancia Dallas, LLC, Sandstone Overland Park, LLC, Stoneridge Nashville, LLC, and Vineyards Houston, LLC (collectively referred to as "the Companies") are wholly owned by JTL AREP Investments, LLC, a Delaware limited liability company, organized on September 4, 2012. The Companies' purpose are to acquire, own, hold, lease, operate, manage, mortgage, encumber, finance, refinance, sell, redevelop, rehabilitate, improve, dispose and otherwise deal with and dispose of the four apartment complexes ("the Properties"). The Companies own the following properties:

Owning Entity	Property	Location	Units
Estancia Dallas, LLC	Estancia at Vista Ridge	Lewisville, TX	300

Sandstone Overland Park, LLC	Sandstone Creek Apartments	Overland Park, KS	364

Stoneridge Nashville, LLC	Stoneridge Farms at Hunt Club	Gallatin, TN	364

Vineyards Houston, LLC	Vineyards Apartments	Katy, TX	369

The managing member of JTL AREP Investments, LLC is JTL 4 Pack LLC (OP Member). The investor members are Artemis JTL REIT Member, LLC (Artemis REIT Member) and Artemis JTL Member (NR), LLC (Artemis Non-REIT Member). The Artemis REIT Member and the Artemis Non-REIT Member are collectively known as the “Artemis Members”. The three Members are collectively referred to as the “Members” and individually as “Member”.

Note 2 - Basis of presentation
The accompanying combined statements of revenues and certain expenses (the "Historical Summaries") include the combined operations of the Companies.  All intercompany accounts and transactions have been eliminated.

The accompanying Historical Summaries relate to the Companies and have been prepared for the purpose of complying with Rule 3-14 of Regulation S-X promulgated under the Securities Act of 1933, as amended. Accordingly, the Historical Summaries are not representative of the actual operations for the periods presented as revenues and certain operating expenses, which may not be directly attributable to the revenues and expenses expected to be incurred in the future operations of the Companies, have been excluded. Such items include depreciation, amortization, incentive management fees, interest expense, and interest income.

Note 3 - Summary of significant accounting policies
Use of estimates
The preparation of the Historical Summaries in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenue and certain expenses during the reporting period. Actual results could differ from those estimates.

Rental income
Rental income is recognized as rentals become due. Rental payments received in advance are deferred until earned. All leases between the Companies and its tenants are considered operating leases and generally range for a period of twelve months or less.

Impairment of long-lived assets
The Companies review their rental properties for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. When recovery is reviewed, if the undiscounted cash flows estimated to be generated by each property is less than its carrying amount, management compares the carrying amount of the property to its fair value in order to determine whether an impairment loss has occurred.  The amount of the impairment loss is equal to the excess of the asset's carrying

Estancia Dallas, LLC, Sandstone Overland Park, LLC,
Stoneridge Nashville, LLC, and Vineyards Houston, LLC

Notes to the Combined Statements of Revenues and Certain Expenses
For the year ended December 31, 2013 and
Six months ended June 30, 2014 (unaudited)

value over its estimated fair value.  No impairment losses have been recognized during the year ended December 31, 2013 and the six months ended June 30, 2014 (unaudited).

Other operating income
Other operating income includes amounts earned from miscellaneous tenant charges such as laundry charges, administrative fees, late fees, application fees, security deposit forfeitures, utility reimbursements, and damages assessments, among others. Other operating income is recognized when earned.

Vacancies and concessions
Vacancy expense is calculated for unoccupied units by using the designated market value of the unit. The expense is pro-rated for partial occupancy of units. Concessions are discounts from the market rent of a unit at the lease date and written into the tenant's lease. Concessions are expensed when incurred based on the tenant's lease terms.

Advertising costs
The Companies' policy is to expense advertising costs when incurred. Advertising costs for the year ended December 31, 2013 and the six months ended June 30, 2014 (unaudited) were $97,820 and $49,063, respectively, and are included in miscellaneous operating expenses.

Tenants' accounts receivable and bad debt
Tenants' accounts receivables are charged to bad debt expense when they are determined to be uncollectible based upon a periodic review of the accounts by management. Accounting principles generally accepted in the United States of America require that the allowance method be used to recognize bad debts; however, the effect of using the direct write-off method is not materially different from the results that would have been obtained under the allowance method.

Note 4 - Related party transactions
Property management fee
The Companies have entered into agreements with C.R.E.S. Management, LLC (the "Property Manager"), an affiliate, in connection with the management of the rental operations of the Properties. The property management fees are based on 3% of monthly gross operating revenues, as defined in the property management agreements. During the year ended December 31, 2013 and for the six months ended June 30, 2014 (unaudited), property management fees of $518,770 and $269,785, respectively, have been charged to operations.

Salaries and employee benefits
The Companies do not have employees; however, the direct salary costs and related benefits of employees spending 100 percent of their time on the Properties and certain supervisory personnel are allocated from the manager to the Companies.

Note 5 - Subsequent Events
The Companies evaluated subsequent events through September 17, 2014, the date the combined statements of revenues and certain expenses were available to be issued.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma consolidated financial statements have been prepared to provide pro forma information with regards to certain real estate acquisitions and financing transactions, as applicable.

The accompanying Unaudited Pro Forma Consolidated Statements of Operations of the Company are presented for the year ended December 31, 2013 and the six months ended June 30, 2014 (the "Pro Forma Periods"), and include certain pro forma adjustments to illustrate the estimated effect of the Company's acquisitions and transactions as described in Note 1 as if they had occurred as of January 1, 2013. The accompanying Unaudited Pro Forma Consolidated Balance Sheet of the Company is presented as of June 30, 2014 and includes certain pro forma adjustments to illustrate the estimated effect of the Company's acquisitions and transactions as described in Note 1 as if they had occurred as of June 30, 2014.

This pro forma consolidated financial information is presented for informational purposes only and does not purport to be indicative of the Company's financial results as if the transactions reflected herein had occurred on the date or been in effect during the period indicated. This pro forma consolidated financial information should not be viewed as indicative of the Company's financial results in the future and should be read in conjunction with the Company's financial statements as filed on Form 10-K for the year ended December 31, 2013 and on Form 10-Q for the interim period ended June 30, 2014.

Preferred Apartment Communities, Inc.
Unaudited Pro Forma Consolidated Balance Sheet
June 30, 2014

	PAC REIT Historical (See Note 1)	Acquired Communities (See Note 1)		Other Pro Forma Adjustments (See Note 1)		PAC REIT Pro Forma
Assets
Real estate
Land	$36,270,576	$17,760,000	A	$—		$54,030,576
Building and improvements	151,600,470	137,053,990	A	—		288,654,460
Furniture, fixtures, and equipment	22,857,790	17,241,080	A	—		40,098,870
Construction In progress	352,463	—		—		352,463
Gross real estate	211,081,299	172,055,070		—		383,136,369
Less: accumulated depreciation	(18,760,757)	—		—		(18,760,757)
Net real estate	192,320,542	172,055,070		—		364,375,612
Real estate loans	116,323,854	—		—		116,323,854
Real estate loans to related parties, net	17,671,052	—		—		17,671,052
Total real estate and real estate loans, net	326,315,448	172,055,070		—		498,370,518

Cash and cash equivalents	9,677,630	(66,859,000)	A	$62,850,104	B	5,668,734
Restricted cash	2,875,643	1,392,000	A	—		4,267,643
Notes receivable	15,596,387	—		—		15,596,387
Note receivable from related party	1,500,000	—		—		1,500,000
Revolving lines of credit to related parties	10,551,204	—		—		10,551,204
Accrued interest receivable on real estate loans	5,519,192	—		—		5,519,192
Acquired intangible assets	344,083	9,943,929	A	—		10,288,012
Deferred loan costs	1,617,847	2,381,600	C	270,000	B	4,269,447
Deferred offering costs	6,668,355	—		—		6,668,355
Tenant receivables and other assets	1,919,983	192,000	A	—		2,111,983

Total assets	$382,585,772	$119,105,599		$63,120,104		$564,811,475

Liabilities and equity

Liabilities
Mortgage notes payable	140,816,950	119,080,000	C	—		259,896,950
Revolving credit facility	37,283,306	—		—		37,283,306
B Note term loan payable	—	—		45,000,000	B	45,000,000
Accounts payable and accrued expenses	3,171,512	1,536,000	A	—		4,707,512
Accrued interest payable	484,029	—		—		484,029
Dividends and partnership distributions payable	3,235,741	—		—		3,235,741
Acquired below market lease intangibles	430,754	100,631	A	—		531,385
Security deposits and other liabilities	735,898	206,368	A	—		942,266
Total liabilities	186,158,190	120,922,999		45,000,000		352,081,189

Commitments and contingencies

Equity
Stockholder's equity
Series A Redeemable Preferred Stock, $0.01 par value per share; 989,408 shares authorized; 135,538 shares issued and 135,368
shares outstanding	1,152	—		201	B	1,353
Common Stock, $0.01 par value per share; 400,066,666 shares authorized;
16,636,359 shares issued and outstanding	166,363	—		—		166,363
Additional paid in capital	203,130,447	—		18,119,903	B	221,250,350
Accumulated deficit	(8,230,256)	(1,817,400)	A	—		(10,047,656)
Total stockholders' equity	195,067,706	(1,817,400)		18,120,104		211,370,410
Non-controlling interest	1,359,876	—		—		1,359,876
Total equity	196,427,582	(1,817,400)		18,120,104		212,730,286

Total liabilities and equity	$382,585,772	$119,105,599		$63,120,104		$564,811,475

The accompanying notes are an integral part of this consolidated pro forma financial statement.

Preferred Apartment Communities, Inc.
Unaudited Pro Forma Consolidated Statement of Operations
For the Six Months Ended June 30, 2014

	PAC REIT Historical (See Note 1)	Acquired Communities (See Note 1)	Other Pro Forma Adjustments (See Note 1)		PAC REIT Pro Forma
Revenues:
Rental revenues	$11,914,023	$8,300,024	$—		$20,214,047
Other property revenues	1,405,708	977,053	—		2,382,761
Interest income on loans and notes receivable	8,785,595	—	—		8,785,595
Interest income on note from related party	1,199,946	—	—		1,199,946
Total revenues	23,305,272	9,277,077	—		32,582,349

Operating expenses:
Property operating and maintenance	1,873,534	1,380,263	—		3,253,797
Property salary and benefits reimbursement to related party	1,234,365	803,910	—		2,038,275
Property management fees to related party	530,795	269,785	101,298	AA	901,878
Real estate taxes	1,389,313	1,005,000	—		2,394,313
General and administrative	421,604	203,017	—		624,621
Equity compensation to directors and executives	890,146	—	—		890,146
Depreciation and amortization	5,605,306	—	4,571,653	BB	10,176,959
Acquisition and pursuit costs	350,395	—	—		350,395
Acquisition fees to related party	57,268	—	—		57,268
Insurance, professional fees and other expenses	811,914	408,778	—		1,220,692
Management fees to related party	1,420,270	—	648,791	CC	2,069,061
Total operating expenses	14,584,910	4,070,753	5,321,742		23,977,405

Operating income (loss)	8,720,362	5,206,324	(5,321,742)		8,604,944
Interest expense	3,500,049	—	3,789,385	DD	7,289,434
Net income (loss)	5,220,313	5,206,324	(9,111,127)		1,315,510

Less consolidated net (income) loss attributable to non-controlling interests	(59,228)	—	108,328	EE	49,100

Net income (loss) attributable to the Company	5,161,085	5,206,324	(9,002,799)		1,364,610

Dividends declared to preferred stockholders	(3,021,315)	—	(604,410)	FF	(3,625,725)
Earnings attributable to unvested restricted stock	(10,952)	—	—		(10,952)

Net (loss) income available to common stockholders	$2,128,818	$5,206,324	$(9,607,209)		$(2,272,067)

Net (loss) income per share of Common Stock:
Basic	$0.13				$(0.14)
Diluted	$0.13				$(0.14)

Weighted average number of shares of Common Stock:
Basic	15,804,766				15,804,766
Diluted	15,915,384				15,915,384

The accompanying notes are an integral part of this consolidated pro forma financial statement.

Preferred Apartment Communities, Inc.
Unaudited Pro Forma Consolidated Statement of Operations
For the Year Ended December 31, 2013

	PAC REIT Historical (See Note 1)	Acquired Communities (See Note 1)	Other Pro Forma Adjustments (See Note 1)		PAC REIT Pro Forma
Revenues:
Rental revenues	$20,165,064	$15,413,676	$—		$35,578,740
Other property revenues	2,237,759	1,980,324	100,631	AA	4,318,714
Interest income on loans and notes receivable	9,214,039	—	—		9,214,039
Interest income on note from related party	516,629	—	—		516,629
Total revenues	32,133,491	17,394,000	100,631		49,628,122

Operating expenses:
Property operating and maintenance	3,286,590	2,485,812	—		5,772,402
Property salary and benefits to related party	2,186,981	1,617,055	—		3,804,036
Property management fees to related party	883,016	518,770	176,990	BB	1,578,776
Real estate taxes	2,279,109	2,017,515	—		4,296,624
General and administrative	617,433	398,570	—		1,016,003
Equity compensation to directors and executives	1,191,637	—	—		1,191,637
Depreciation and amortization	15,250,131	—	18,706,264	CC	33,956,395
Acquisition costs	362,113	—	—		362,113
Acquisition costs to related party	1,167,053	—	—		1,167,053
Insurance, professional fees, and other expenses	1,038,232	680,508	—		1,718,740
Management fees to related party	1,983,999	—	1,265,293	DD	3,249,292
Total operating expenses	30,246,294	7,718,230	20,148,547		58,113,071

Operating income (loss)	1,887,197	9,675,770	(20,047,916)		(8,484,949)
Interest expense	6,092,689	—	7,860,350	EE	13,953,039
Net (loss) income	(4,205,492)	9,675,770	(27,908,266)		(22,437,988)

Less consolidated net (loss) income attributable to non-controlling interests	222,404	—	363,236	FF	585,640
Net (loss) income attributable to the Company	(3,983,088)	9,675,770	(27,545,030)		(21,852,348)

Dividends to preferred stockholders	(3,963,146)	—	(1,208,820)	GG	(5,171,966)
Deemed non-cash dividend	(7,028,557)	—	—		(7,028,557)
Earnings attributable to unvested restricted stock	(18,139)	—	—		(18,139)

Net (loss) income attributable to common stockholders	$(14,992,930)	$9,675,770	$(28,753,850)		$(34,071,010)

Net (loss) income per share of Common Stock attributable to common stockholders, basic and diluted	$(1.59)				$(3.60)

Weighted average number of shares of Common Stock outstanding, basic and diluted	9,456,228				9,456,228

The accompanying notes are an integral part of this consolidated pro forma financial statement.

Preferred Apartment Communities, Inc.
Notes to Unaudited Pro Forma Consolidated Financial Statements

1.    Basis of Presentation

Preferred Apartment Communities, Inc., or the Company, was formed as a Maryland corporation on September 18, 2009, and has elected to be taxed as a real estate investment trust, or REIT, under the Internal Revenue Code of 1986, as amended (the "Code") effective with its tax year ended December 31, 2011. The Company was formed primarily to acquire and operate multifamily communities in select targeted markets throughout the United States. As part of its business strategy, the Company may enter into forward purchase contracts or purchase options for to-be-built multifamily communities and may make mezzanine loans, provide deposit arrangements, or provide performance assurances, as may be necessary or appropriate, in connection with the development of multifamily communities and other properties. As a secondary strategy, the Company also may acquire or originate senior mortgage loans, subordinate loans or mezzanine debt secured by interests in multifamily communities, membership or partnership interests in multifamily communities and other multifamily related assets and invest not more than 20% of its total assets in other real estate related investments, as determined by its manager (as defined below) as appropriate for the Company. The Company is externally managed and advised by Preferred Apartment Advisors, LLC, or its Manager, a Delaware limited liability company and related party, as defined by the Fourth Amended and Restated Management Agreement among the Company, our Operating Partnership and our Manager, or the Management Agreement.

The Company anticipates acquiring the following four multifamily communities:

Estancia Dallas, LLC, the sole owner of Estancia at Vista Ridge, a 300 unit multifamily community in Lewisville, Texas; Sandstone Overland Park, LLC, the sole owner of Sandstone Creek Apartments, a 364 unit multifamily community in Overland Park, Kansas; Stoneridge Nashville, LLC, the sole owner of Stoneridge Farms at Hunt Club, a 364 unit multifamily community in Gallatin, Tennessee; and and Vineyards Houston, LLC, the sole owner of Vineyards Apartments, a 369 unit multifamily community in Katy, Texas, for a collective purchase price of approximately $181.7 million. These four multifamily communities are referred to collectively as the Acquired Communities.

In the near term, the Company anticipates entering into an Amended and Restated Credit Agreement with Key Bank National Association, under which it will add a $45.0 million bridge term loan, or B Note, to partially finance the acquisition of the Acquired Communities, as well as certain other planned acquisitions. The B Note accrues interest at a rate of 1-month LIBOR plus 450 basis points and matures six months from the date of the B Note, with an option to extend for an additional three months.

The Pro Forma Consolidated Balance Sheet includes four columns.  The first column labeled "PAC REIT Historical" represents the actual financial position of the Company as of June 30, 2014.  The second column, entitled "Acquired Communities" represents the pro forma adjustments required in order to reflect the balance sheet impact of the addition of the Acquired Communities as if the acquisition had occurred on June 30, 2014, including the new mortgage financing obtained for the Acquired Communities. The "Other Pro Forma Adjustments" column contains the pro forma adjustments required to reflect the proceeds from the Company's overnight offering of Common Stock and at the market offering of Common Stock, as well as from the Company's Unit offering.

The Pro Forma Consolidated Statements of Operations include four columns.  The first column labeled "PAC REIT Historical" represents the actual results of operations for the year ended December 31, 2013 and the six months ended June 30, 2014.  The presentation of the actual results of operations for the year ended December 31, 2013 has been adjusted to reflect the reclassification of the Trail Creek property. As of December 31, 2013, this property was presented under a “held for sale” classification. This classification has since been removed and thus the property’s results have been reincorporated into the Pro Forma Consolidated Statement of Operations. The second column, entitled "Acquired Communities" represents the historical revenues and expenses of those communities for the year ended December 31, 2013 and the six months ended June 30, 2014. The third column, entitled "Other Pro Forma Adjustments" represents the pro forma adjustments required to reflect the acquired communities as described in note 3.

The results presented on the Pro Forma Consolidated Balance Sheet assume the Acquired Communities closed on June 30, 2014; the results presented on the Pro Forma Consolidated Statements of Operations assume the acquisitions of Acquired Communities closed on January 1, 2013 and present pro forma operating results for the twelve months ended December 31, 2013 and the six months ended June 30, 2014. These pro forma financial statements should not be

Preferred Apartment Communities, Inc.
Notes to Unaudited Pro Forma Consolidated Financial Statements

considered indicative of future results.

2.	Adjustments to Unaudited Pro Forma Consolidated Balance Sheet

(A)To reflect the preliminary purchase price allocation of the acquisition:

Land	$17,760,000
Building and improvements	137,053,990
Furniture, fixtures & equipment	17,241,080
Restricted cash and security deposits	1,392,000
In-place leases	8,808,916
Customer relationships	1,135,013
Prepaids and other assets	192,000
Accounts payable and accrued expenses	(1,536,000)
Below market leases	(100,631)
Security deposit liabilities	(206,368)

Net assets acquired	$181,740,000

The costs of the acquired tangible and intangible assets are determined based on estimates of their fair value.  The fair value of the buildings is estimated on an as-if-vacant basis, based on relevant information obtained in connection with the acquisition of these communities. The estimated fair value of acquired in-place leases are estimates of the costs the Company would have incurred to lease the property to the occupancy level of the communities at the date of acquisition.

The allocation of purchase price is based on the Company's best estimates and is subject to change based on the final determination of the fair value of assets acquired.  In addition, the purchase price is subject to any working capital adjustments that may occur at closing, but these adjustments are not expected to be significant.

Reconciliation of the cash adjustment:

Net proceeds from debt financing on Acquired Communities	$119,080,000
Less:
Net purchase price of Acquired Communities	(181,740,000)
Acquisition fee to Manager	(1,817,400)
Deferred loan costs	(2,381,600)

Total cash adjustment	$(66,859,000)

The proceeds from debt financing are based upon a 65% loan to value calculation based upon the appraised values of the Acquired Communities. The adjustment to accumulated deficit consists of an acquisition fee payable to the Manager of 1% of the purchase price.

Preferred Apartment Communities, Inc.
Notes to Unaudited Pro Forma Consolidated Financial Statements

    (B)    The source of the remainder of the cash required to close is assumed to be net proceeds from actual sales results during the third quarter of 2014 from the Company's Unit Offering. The following adjustment reflects the cash proceeds to the Company from a pro forma draw of the full amount of the B Note, as well as the offering of 20,147 Units:

Proceeds from draw on B Note	$45,000,000
Less: B Note deferred origination costs	(270,000)
Net proceeds from Units offering	18,120,104

Proceeds to the Company	$62,850,104

Reconciliation of the APIC adjustment:

Proceeds from Units offering	$18,120,104
Less: par value of Series A Preferred Stock issued	(201)

APIC adjustment	$18,119,903

(C)    The Company is estimated to incur loan closing costs totaling $2,381,600 in conjunction with securing the new fixed-rate mortgage financing to be collateralized by the Acquired Communities. These costs are to be amortized over the lives of the loans as an adjustment of yield utilizing the effective interest method.

3. Adjustments to Unaudited Pro Forma Consolidated Statements of Operations

The adjustments to the Unaudited Pro Forma Consolidated Statement of Operations for the six months ended June 30, 2014 are as follows:

(AA)    The Acquired Communities will be managed by Preferred Residential Management upon the closing of the acquisition. Effective with the purchase of the Acquired Communities by the Company, the property management fee will increase to 4% of monthly gross rental income, as stipulated in the Management Agreement. The pro forma adjustments reflect this additional cost burden on the Acquired Communities' operations.

(BB)    Reflected in the pro forma adjustment is the Company's estimate of the depreciation charges that would have been incurred by the Acquired Communities for the period of January 1, 2014 through June 30, 2014, which assumes a straight-line depreciation method using a 30 year life for buildings and five to ten years for acquired furniture fixtures and equipment.

(CC)     The estimated asset management fee is based on 0.5% of the total value of the Company's assets based on their adjusted cost before reduction for depreciation, amortization, impairment charges and cumulative acquisition costs charged to expense in accordance with GAAP (adjusted cost will include the purchase price, acquisition expenses, capital expenditures and other customarily capitalized costs). In calculating the estimated asset management fee, the Company used the total assets from the June 30, 2014 pro forma balance sheet, as adjusted, plus the pro forma acquisition costs incurred on the Acquired Communities. In addition, a similar adjustment is included for general and administrative expense fees, recorded as 2% of gross revenues of the Acquired Communities for the six months ended June 30, 2014.

(DD)     Reflected in the pro forma adjustment is the Company's estimate of interest expense on the debt financings for the Acquired Communities, based upon a principal amount of approximately $119.1 million and estimates of a fixed interest rate of 3.55% for Sandstone and Stoneridge and 3.15% for Enclave and Vineyards. The interest expense adjustments also include amortization of associated debt issuance costs which were estimated at 2% of the principal loan amount for the mortgage debt.

Preferred Apartment Communities, Inc.
Notes to Unaudited Pro Forma Consolidated Financial Statements

In addition, the interest expense adjustment includes interest accrued on the B Note. If interest rates under our floating-rate LIBOR-based indebtedness on the B Note fluctuated by 1/8 of a percent (or 12.5 basis points), the resulting impact on our hypothetical interest costs for the 6-months ended June 30, 2014 would be an increase or decrease of approximately $28,000.

(EE)       Outstanding Class B Units of the Operating Partnership which become fully vested and earned and automatically converted to Class A Units of the Operating Partnership become entitled to pro-rata distributions of profit and allocations of loss as non-controlling interests of the Operating Partnership. The weighted-average percentage of ownership by the non-controlling interests was approximately 1.1% for the six months ended June 30, 2014. This adjustment reflects the pro-rata adjustment to the amount of net income (loss) attributable to the non-controlling interests.

(FF)    Reflected in pro forma adjustment are accrued dividends on additional shares of Series A Preferred Stock for the six months ended June 30, 2014. The Series A Preferred Stock carries a 6% annual dividend.

The adjustments to the Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2013 are as follows:

    (AA)    Included in the Company's allocation of the Acquired Communities' purchase prices to the fair values of assets and liabilities acquired were the values of below market leases, which totaled $100,631. These liabilities were amortized in full into income during the pro forma year ended December 31, 2013.

(BB)    Effective with the purchase of the Acquired Communities by the Company, the property management fee will increase to 4% of monthly gross rental income, as stipulated in the Management Agreement. The pro forma adjustments reflect this additional cost burden on the Acquired Communities' operations.

(CC)    Reflected in the pro forma adjustment is the Company's estimate of the depreciation charges that would have been incurred by the Acquired Communities for the year ended December 31, 2013, which assumes a straight-line depreciation method using a 30 year life for buildings and five to ten years for acquired furniture fixtures and equipment. Also included is the amortization in full of the estimated fair values of the acquired leases and customer relationships, which totaled approximately $9.9 million.

(DD)          The estimated asset management fee is based on 0.5% of the total value of the Company's assets based on their adjusted cost before reduction for depreciation, amortization, impairment charges and cumulative acquisition costs charged to expense in accordance with GAAP (adjusted cost will include the purchase price, acquisition expenses, capital expenditures and other customarily capitalized costs). In calculating the estimated asset management fee, the Company used the total assets from the June 30, 2014 pro forma balance sheet, as adjusted, plus the pro forma acquisition costs incurred on the Acquired Communities. In addition, a similar adjustment is included for general and administrative expense fees, recorded as 2% of gross revenues of the Acquired Communities for the year ended December 31, 2013.

(EE)    Reflected in the pro forma adjustment is the Company's estimate of interest expense on the debt financings for the Acquired Communities, based upon a principal amount of approximately $119.1 million and estimates of a fixed interest rate of 3.55% for Sandstone and Stoneridge and 3.15% for Enclave and Vineyards. The interest expense adjustments also include amortization of associated debt issuance costs which were estimated at 2% of the principal loan amount for the mortgage debt.

In addition, the interest expense adjustment includes interest accrued on the B Note, plus amortization of $270,000 of loan origination costs and renewal fees.    If interest rates under our floating-rate LIBOR-based indebtedness on the B Note fluctuated by 1/8 of a percent (or 12.5 basis points), the resulting impact on our hypothetical interest costs for the year ended December 31, 2013 would be an increase or decrease of approximately $56,000.

(FF)      Outstanding Class B Units of the Operating Partnership which become fully vested and earned and automatically converted to Class A Units of the Operating Partnership become entitled to pro-rata distributions of profit

Preferred Apartment Communities, Inc.
Notes to Unaudited Pro Forma Consolidated Financial Statements

and allocations of loss as non-controlling interests of the Operating Partnership. The weighted-average percentage of ownership by the non-controlling interests was approximately 1.25% for the year ended December 31, 2013. This adjustment reflects the pro-rata adjustment to the amount of net income (loss) attributable to the non-controlling interests.

(GG)    Reflected in pro forma adjustment are accrued dividends on additional shares of Series A Preferred Stock for the year ended December 31, 2013. The Series A Preferred Stock carries a 6% annual dividend.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREFERRED APARTMENT COMMUNITIES, INC. (Registrant)

Date: September 17, 2014	By:	/s/ Jeffrey R. Sprain
Jeffrey R. Sprain
General Counsel and Secretary